UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2023

CION ARES DIVERSIFIED CREDIT FUND

(Exact Name of Registrant as Specified in Charter)

Delaware	811-23165	81-3755597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Park Avenue, 25th Floor
New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 845-2577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

CION Ares Management, LLC, under authority delegated by the Board of Trustees of CION Ares Diversified Credit Fund (the “Fund”) to declare distributions to the Fund’s shareholders, has elected to increase the daily distribution rate for Class A shares of common stock of the Fund (“Class A shares”), Class C shares of common stock of the Fund (“Class C shares”), Class I shares of common stock of the Fund (“Class I shares”), Class L shares of common stock of the Fund (“Class L shares”), Class U shares of common stock of the Fund (“Class U shares”), Class U-2 shares of common stock of the Fund (“Class U-2 shares”) and Class W shares of common stock of the Fund (“Class W shares”), effective April 1, 2023. The Fund records distributions from net investment income daily and pays distributions monthly to shareholders on such daily record dates.

Effective April 1, 2023, the daily distribution rate to Class A shares will increase to $0.0053084, which reflects 7.98% of the NAV of Class A shares as of February 28, 2023 on an annualized basis.  The increased declared daily Class A share distribution rate equals a 15.0% increase compared to the previously declared distribution daily amount of $0.0046160 per Class A share.

Effective April 1, 2023, the daily distribution rate to Class C shares will increase to $0.0047763, which reflects 7.24% of the NAV of Class C shares as of February 28, 2023 on an annualized basis.  The increased declared daily Class C share distribution rate equals a 17.0% increase compared to the previously declared distribution daily amount of $0.0040823 per Class C share.

Effective April 1, 2023, the daily distribution rate to Class I shares will increase to $0.0055467, which reflects 8.25% of the NAV of Class I shares as of February 28, 2023 on an annualized basis.  The increased declared daily Class I share distribution rate equals a 15.0% increase compared to the previously declared distribution daily amount of $0.0048232 per Class I share.

Effective April 1, 2023, the daily distribution rate to Class L shares will increase to $0.0051839, which reflects 7.77% of the NAV of Class L shares as of February 28, 2023 on an annualized basis.  The increased declared daily Class L share distribution rate equals a 16.0% increase compared to the previously declared distribution daily amount of $0.0044689 per Class L share.

Effective April 1, 2023, the daily distribution rate to Class U shares will increase to $0.0050044, which reflects 7.49% of the NAV of Class U shares as of February 28, 2023 on an annualized basis.  The increased declared daily Class U share distribution rate equals a 17.0% increase compared to the previously declared distribution daily amount of $0.0042773 per Class U share.

Effective April 1, 2023, the daily distribution rate to Class U-2 shares will increase to $0.0050044, which reflects 7.50% of the NAV of Class U-2 shares as of February 28, 2023 on an annualized basis.  The increased declared daily Class U-2 share distribution rate equals a 17.0% increase compared to the previously declared distribution daily amount of $0.0042773 per Class U-2 share.

Effective April 1, 2023, the daily distribution rate to Class W shares will increase to $0.0052286, which reflects 7.78% of the NAV of Class W shares as of February 28, 2023 on an annualized basis.  The increased declared daily Class W share distribution rate equals a 17.0% increase compared to the previously declared distribution daily amount of $0.0044689 per Class W share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CION Ares Diversified Credit Fund

Date: March 6, 2023	By:	/s/ Gregg Schill
Gregg Schill
Vice President